UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2023

UNITY SOFTWARE INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39497	27-0334803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

30 3rd Street

San Francisco, CA 94103-3104

(Address of principal executive offices) (Zip code)

(415) 539-3162

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000005 par value	U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On October 9, 2023, Unity Software Inc. (“Unity” or the “Company”) issued a press release announcing the management changes described in Item 5.02 below and its reaffirmation of previously announced guidance for the quarter ended September 30, 2023. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 of this Current Report on Form 8-K and the exhibit attached hereto as 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of President and Chief Executive Officer

On October 9, 2023, the Company announced that John Riccitiello will retire as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), effective immediately. Mr. Riccitiello will assist with the transition of his responsibilities and has agreed to continue serving as an employee until he retires from the Company, effective April 9, 2024 (the “Retirement Date”).

In connection with his retirement, the Company and Mr. Riccitiello entered into a transition agreement (the “Agreement”), pursuant to which, until the Retirement Date, Mr. Riccitiello will continue to receive his base salary and previously granted equity awards will continue to vest. The Agreement also provides for a customary release of claims by Mr. Riccitiello.

In addition, Mr. Riccitiello will be entitled to an extension of the post-termination exercise period of his vested stock options outstanding on the Retirement Date until earliest to occur of (i) five years following the Retirement Date, (ii) the applicable expiration date of the applicable award, or (iii) such earlier date as provided or permitted under the applicable equity plan, subject to certain conditions described in the Agreement. If the Company terminates Mr. Riccitiello’s employment for “cause” or Mr. Riccitiello resigns for any reason, each as defined in the Agreement, prior to April 9, 2024, Mr. Riccitiello will not be entitled to the extended post-termination exercise period.

A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Appointment of Interim Chief Executive Officer and President

On October 9, 2023, the Company announced the appointment of James Whitehurst, age 55, to serve as the Company’s Interim Chief Executive Officer and President and as a member of the Board, effective immediately. Mr. Whitehurst will serve as a Class III director, to serve until the Company’s annual meeting of stockholders in 2026, or until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Mr. Whitehurst also serves as a Special Advisor at Silver Lake Partners, a technology investment firm, a role he has held since March 2021. Prior to Silver Lake, Mr. Whitehurst served as a Senior Advisor at International Business Machines Corporation (“IBM”), a global technology company, from July 2021 to May 2022, after serving as President from April 2020 to July 2021 and as Senior Vice President from July 2019 to April 2020. From January 2008 to April 2020, he served as Chief Executive Officer of Red Hat, Inc., an open source software company, including through Red Hat’s acquisition by IBM in July 2019. Prior to joining Red Hat, Mr. Whitehurst held various leadership positions at Delta Air Lines, Inc., a global airline operator, from January 2002 to August 2007, and Boston Consulting Group, a management consulting firm, from September 1989 to December 2001. Mr. Whitehurst has served on the Boards of Directors of United Airlines Holdings, Inc., a publicly traded global airline operator, since March 2016, Amplitude, Inc., a publicly traded digital analytics company, since September 2021, Tanium Inc., a privately-held cybersecurity and systems management company, since January 2022, and Software AG, a software company traded on a foreign stock exchange, since January 2023. Mr. Whitehurst previously served on the Boards of Directors of multiple publicly traded companies, including Red Hat, from January 2008 to July 2019,

SecureWorks Corp., a cybersecurity company, from April 2016 to April 2019, and DigitalGlobe, Inc., a builder and operator of satellites for digital imaging, from August 2009 to May 2016. Mr. Whitehurst received a B.A. in Computer Science and Economics from Rice University and an M.B.A. from Harvard Business School.

In connection with his appointment, Mr. Whitehurst entered into a letter agreement (the “Offer Letter”) with the Company, providing for an annual base salary of $1,120,000 and an award of 200,000 restricted stock units (the “RSU Award”) in respect of the Company’s Common Stock. The RSU Award will be issued pursuant to the Company’s 2020 Equity Incentive Plan and will vest as follows: (1) 50% of the total shares subject to the RSU Award shall vest on February 25, 2024 (“Tranche 1”) and (2) the remaining 50% of the total shares subject to the RSU Award shall vest on May 25, 2024 (“Tranche 2”); provided that, should the employment start date of the Company’s permanent Chief Executive Officer (the “Permanent CEO Start Date”) occur prior to May 25, 2024, both Tranche 1 (to the extent not previously vested) and Tranche 2 shall vest on the Permanent CEO Start Date and settle on the next regular quarterly installment date following the Permanent CEO Start Date; provided further, that should Mr. Whitehurst’s employment with the Company terminate for any reason, other than by his voluntary resignation or a termination by the Company for Cause (as defined in the Offer Letter), prior to May 25, 2024, both Tranche 1 (to the extent not previously vested) and Tranche 2 shall vest on the date of such termination and settle on the next regular quarterly installment date following the date of such termination; provided further, that Mr. Whitehurst shall not be entitled to any future vesting if, prior to May 25, 2024, he (i) voluntarily resigns from his position as Interim Chief Executive Officer or (ii) is terminated for Cause.

A copy of the Offer Letter is attached as Exhibit 10.2 to this Current Report on Form 8-K. Mr. Whitehurst will also enter into a customary indemnification agreement with the Company in the form previously approved by the Board and filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Transition Agreement by and between Unity Software Inc. and John Riccitiello, dated October 9, 2023.

10.2	Offer Letter by and between Unity Software Inc. and James Whitehurst dated October 7, 2023

99.1	Press Release dated October 9, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY SOFTWARE INC.

Dated: October 10, 2023	By:	/s/ Luis Visoso
Luis Visoso
Executive Vice President and Chief Financial Officer (Principal Financial Officer)